UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2024, the Board of Directors (the “Board”) of Lifecore Biomedical, Inc. (the “Company”) approved a cash incentive award plan for the Company’s fiscal year 2025 ending May 25, 2025 (the “2025 Annual Incentive Plan”), which was recommended by the Compensation Committee of the Board.

Under the 2025 Annual Incentive Plan, executive officers and other participants are eligible to earn cash bonuses based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and four business objectives, weighted at 80% and 20%, respectively. The four business objectives are a combination of sustaining and growth objectives each weighted equally at 5%. Adjusted EBITDA for purposes of the 2025 Annual Incentive Plan will be based on the Company’s fiscal year 2025 Adjusted EBITDA which excludes changes in the fair value of debt derivatives, financing fees, restructuring and reorganization costs, state franchise taxes, amounts paid in settlement of governance matters, and stock based compensation expense, but includes the cost of bonuses under the 2025 Annual Incentive Plan.

Under the 2025 Annual Incentive Plan, the Board also set based upon the recommendation of the Compensation Committee the minimum, target and maximum level of achievement of Adjusted EBITDA. Achievement of Adjusted EBITDA at greater or less than target level will result in increasing or decreasing incentive pay relating to that performance goal based upon a Board-approved scale. Additionally, if minimum fiscal year 2025 Adjusted EBITDA is not achieved, no amounts will be earned under the 2025 Annual Incentive Plan. The maximum cash incentive pay that may be earned under the 2025 Annual Incentive Plan by an executive officer or any other participant will not exceed 200% of that person’s opportunity at the target level, even if actual performance exceeds the maximum level for Adjusted EBITDA or any of the sustaining or growth objectives.

The Board also approved, based upon the recommendation of the Compensation Committee, the cash incentive pay that the Company’s executive officers may earn under the 2025 Annual Incentive Plan at the target level of achievement as a percentage of their respective annual base salaries as follows: Paul Josephs and John D. Morberg, 100% and 60%, respectively.

All payments to the executive officers under the 2025 Annual Incentive Plan are subject to “clawback” under the Company’s Compensation Recoupment Policy adopted effective October 2, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg
Executive Vice President and Chief Financial Officer